About This Prospectus

  Expedition Funds is a mutual fund family that offers different classes of shares in separate investment portfolios (Funds). The Funds have individual investment goals and strategies. This prospectus gives you important information about the Investment Shares-Class A (Class A Shares), Investment Shares-Class B (Class B Shares) and Institutional Shares of the Expedition Equity Fund, Expedition Equity Income Fund, Expedition Investment Grade Bond Fund and Expedition Tax-Free Investment Grade Bond Fund that you should know before investing. Please read this prospectus and keep it for future reference.

          Expedition Funds also offers shares of the Expedition Money Market Fund and Expedition Tax-Free Money Market Fund in a separate prospectus which is available by calling 1-800-992-2085 or by visiting our website at www.expeditionfunds.com.

This prospectus has been arranged into different sections so that you can easily review this important information. On the next page, there is some general information you should know about risk and return that is common to each of the Funds. For more detailed information about the Funds, please see:

Shares of the Expedition Funds are not deposits of or obligations of, or guaranteed or endorsed by Compass Bank, Compass Bancshares, Inc. or any of their affiliates, or any bank, and are not obligations of, guaranteed by or insured by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

An investment in shares of the Funds involves investment risk, including the possible loss of all or a portion of the principal invested, and the investment return and value of shares of the Funds will fluctuate so that an investment, when liquidated, may be worth more or less than the original cost.

Compass Asset Management, a division of Compass Bank, serves as investment adviser to the Expedition Funds. Compass Bank serves as the Funds’ custodian. In addition, Compass Bank, as well as certain of its divisions and affiliates, may provide other services to the Funds. Compass Bank and these affiliates and divisions, will be compensated for these services.

Risk/Return Information Common To The Funds

Each Fund is a mutual fund.A mutual fund pools shareholders’ money and, using professional investment managers, invests it in securities.

          Each Fund has an investment goal and strategies for reaching that goal. The investment managers invest Fund assets in a way that they believe will help a Fund achieve its goal. Still, investing in a Fund involves risk and there is no guarantee that a Fund will achieve its goal. An investment manager’s judgments about the markets, the economy, or companies may not anticipate actual market movements, economic conditions or company performance, and these judgments may affect the return on your investment. In fact, no matter how well an investment manager does, you could lose money on your investment in a Fund, just as you could with other investments. An investment in a Fund is not a deposit of Compass Bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

          The value of your investment in a Fund is based on the market prices of the securities the Fund holds. These prices change daily due to economic and other events that affect particular companies and other issuers. These price movements, sometimes called volatility, may be greater or lesser depending on the types of securities a Fund owns and the markets in which they trade. The estimated volatility for each Fund is set forth in the fund summaries that follow. The effect on a Fund of a change in the value of a single security will depend on how widely the Fund diversifies its holdings.

Expedition Equity Fund

  Fund Summary

Investment Goal	Growth of capital with a secondary objective of income

Investment Focus	Common stocks issued by large and medium sized U.S. companies

Share Price Volatility	Medium

Principal Investment Strategy	Investing in a blended portfolio of both growth and value stocks

Investor Profile	Long-term investors who want growth of capital and dividend income, and are willing to accept the risks of equity investing

  Investment Strategy of the Expedition Equity Fund

The Fund invests primarily (at least 80% of its net assets) in equity securities. The Fund focuses on common stocks issued by U.S. companies with medium to large market capitalizations (in excess of $1 billion) that the Adviser believes are attractively valued and have favorable long-term growth potential. The Fund generally seeks to diversify its investments across all major industry sectors. The Adviser’s investment selection process begins with the use of quantitative screening techniques to evaluate securities based on both value characteristics (i.e., where a company’s stock market value is attractive relative to historical earnings and its prospects for future earnings and dividend growth) and momentum characteristics (such as changes in a company’s earnings per share estimates). The Adviser then analyzes the fundamental characteristics of these companies to evaluate which companies hold the best prospects for future growth. These growth characteristics include factors such as above average sales or earnings growth, pricing flexibility, and superior margins and profitability trends compared to a company’s industry peers.

          The Adviser monitors the companies owned by the Fund and may sell a security when there is a fundamental change in a company’s outlook or when better opportunities are available within that industry sector. By blending these value and growth criteria, the Adviser attempts to lessen the Fund’s volatility and avoid the cycles in performance associated with “style specific” investment management.

Expedition Equity Fund

  Principal Risks of Investing in the Expedition Equity Fund

Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund’s equity securities may fluctuate drastically from day-to-day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

          The medium capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these medium sized companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, medium capitalization stocks may be more volatile than those of larger companies.

          The Fund is also subject to the risk that its investment approach, which seeks to identify common stocks with both growth and value characteristics, may cause it to perform differently than funds that target a specific equity market segment or that invest in other asset classes.

Expedition Equity Fund

Performance Information

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

          The periods prior to June 13, 1997, when the Fund began operating, represent the performance of the Fund’s predecessor, a Compass Bank sponsored common trust fund, that was managed by Compass Bank (and its predecessors) in a manner similar to the Fund. This past performance has been adjusted to reflect expenses for the Institutional Shares of the Fund. The Adviser’s common trust fund was not a registered mutual fund and therefore was not subject to the same investment and tax restrictions as the Fund. If it had been, the common trust fund's performance may have been lower.

          This bar chart shows changes in the performance of the Fund’s Institutional Shares from calendar year to calendar year.

Expedition Equity Fund

The tables below compare the Fund’s average annual total returns for the periods ended December 31, 2003 to those of the S&P 500 Index, S&P MidCap 400 Index, the Lipper Large-Cap Core Funds Average and the Lipper Growth & Income Funds Average. The first table reflects the performance without taking into account the impact of taxes, and includes the performance of the similarly managed predecessor common trust fund. The second table compares the performance of these indices and averages to the Fund’s performance after adjustment for the impact of certain taxes.

Average Annual Total Returns — Before Taxes

Equity Fund	1 Year	5 Years	10 Years		Since Inception

Fund Returns Before Taxes
Institutional Shares	26.40%	-2.41%	8.21	%*	8.03	%*
Class A Shares	21.07%	-3.47%	7.62	%**	7.46	%**
Class B Shares	20.08%	-3.52%	7.66	%***	7.49	%***
S&P 500 Index (reflects no deduction for fees or expenses)	28.69%	-0.57%	11.07%		10.90	%+
S&P MidCap 400 Index (reflects no deduction for fees or expenses)	35.62%	9.21%	13.92%		13.94	%+
Lipper Large-Cap Core Funds Average (reflects no deduction for sales charges)	25.53%	-1.79%	8.78%		8.69	%+
Lipper Growth & Income Funds Average (reflects no deduction for sales charges)	27.60%	1.46%	9.65%		9.58	%+

*

Institutional Shares of the Fund were offered beginning June 13, 1997. The performance information shown prior to that date represents the performance of the Adviser’s similarly managed common trust fund which commenced operations on October 13, 1993. The common trust fund's performance has been adjusted to reflect the expenses applicable to Institutional Shares.

**

Class A Shares of the Fund were offered beginning November 24, 1997. The performance information shown prior to that date represents the performance of the Institutional Shares, which were offered beginning June 13, 1997 and, as noted above, the Adviser's similarly managed common trust fund for periods prior to June 13, 1997. The performance of the Institutional Shares and the common trust fund has been adjusted to reflect Class A Shares' maximum front-end sales charge and Rule 12b-1 fees.

***

Class B Shares of the Fund were offered beginning November 16, 1998. The performance information shown prior to that date represents the performance of the Institutional Shares, which were offered beginning June 13, 1997 and, as noted above, the Adviser's similarly managed common trust fund for periods prior to June 13, 1997. The performance of the Institutional Shares and the common trust fund has been adjusted to reflect Class B Shares' maximum contingent deferred sales charge and Rule 12b-1 fees.

+	Since October 31, 1993

Expedition Equity Fund

Average Annual Total Returns — Comparison of Before and After-Tax Returns

This table compares the Fund’s average annual total returns for the periods ended December 31, 2003 to those of the S&P 500 Index, S&P MidCap 400 Index, the Lipper Large-Cap Core Funds Average and the Lipper Growth & Income Funds Average.

          The Fund’s returns in this table only reflect periods after the Fund began operating as a registered mutual fund. The returns shown do not reflect the performance of the predecessor common trust fund. It is not possible to reflect the tax impact on the predecessor common trust fund’s performance.

Equity Fund	1 Year	5 Years	Since Inception

Fund Returns Before Taxes
Institutional Shares	26.40%	-2.41%	3.39	%*
Class A Shares	21.07%	-3.47%	2.53	%**
Class B Shares	20.08%	-3.52%	2.59	%***
Fund Returns After Taxes on Distributions+	26.34%	-3.47%	1.66%
Fund Returns After Taxes on Distributions and Sale of Fund Shares+	17.23%	-2.12%	2.40%
S&P 500 Index (reflects no deduction for fees, expenses, or taxes)	28.69%	-0.57%	5.10	%++
S&P MidCap 400 Index (reflects no deduction for fees, expenses, or taxes)	35.62%	9.21%	12.62	%++
Lipper Large-Cap Core Funds Average (reflects no deduction for sales charges or taxes)	25.53%	-1.79%	3.44	%++
Lipper Growth & Income Funds Average (reflects no deduction for sales charges or taxes)	27.60%	1.46%	4.96	%++

*	Institutional Shares of the Fund were offered beginning June 13, 1997.
**

Class A Shares of the Fund were offered beginning November 24, 1997. The performance information shown prior to that date represents the performance of the Fund’s Institutional Shares, which were offered beginning June 13, 1997. The Institutional Shares' performance has been adjusted to reflect Class A Shares’ maximum front-end sales charge and Rule 12b-1 fees.

***

Class B Shares of the Fund were offered beginning November 16, 1998. The performance information shown prior to that date represents the performance of the Institutional Shares, which were offered beginning June 13, 1997. The Institutional Shares' performance has been adjusted to reflect Class B

Shares' maximum contingent deferred sales charge and Rule 12b-1 fees.

+

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Your actual after-tax returns will depend on your tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for only the Institutional Shares. After-tax returns for Class A and Class B Shares will vary.

++	Since June 30, 1997.

Expedition Equity Fund

What is an Index?

An index measures the market prices of a specific group of securities in a particular market or market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment adviser and does not pay any commissions or expenses. If an index had expenses, its performance would be lower. The S&P 500 Index is a widely-recognized, market value-weighted (higher market value stocks have more influence than lower market value stocks) index of 500 stocks designed to mimic the overall U.S. equity market’s industry weightings. The S&P MidCap 400 Index is a widely-recognized, capitalization-weighted index of 400 domestic mid-cap stocks chosen for market size, liquidity, and industry group representation.

What is an Average?

An average is a composite of mutual funds with similar investment goals. The Lipper Large-Cap Core Funds Average is a widely-recognized average of mutual funds which invest in large-cap equity securities. The Lipper Growth & Income Funds Average is a widely-recognized average of mutual funds that combine a growth-of-earnings orientation and an income requirement for level and/or rising dividends. The number of funds in each Average varies.

Fund Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

Shareholder Fees (fees paid directly from your investment)

	Institutional Shares	Class A Shares	Class B Shares

Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)*	None	4.00%	None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)**	None	None	5.00%

Maximum Sales Charge (Load) Imposed on Reinvested Dividends and other Distributions (as a percentage of offering price)	None	None	None
Redemption Fee (as a percentage of amount redeemed, if applicable)	None	None	None
Exchange Fee	None	None	None

*	This sales charge varies depending upon how much you invest. See “Front-End Sales Charges - Class A Shares.”

**

This sales charge is imposed if you sell Class B Shares within one year of your purchase and decreases over time, depending on how long you own your shares. See “Contingent Deferred Sales Charges – Class B Shares.

Expedition Equity Fund

Annual Fund Operating Expenses (expenses deducted from Fund assets)

	Institutional Shares	Class A Shares	Class B Shares

Management Fees	0.75%	0.75%	0.75%
Distribution and Service (12b-1) Fees	None	0.25%	1.00%
Other Expenses	0.43%	0.43%	0.43%
Total Annual Fund Operating Expenses	1.18%	1.43%	2.18%

For more information about these fees, see “Investment Adviser” and “Distribution of Fund Shares.”

Example

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated.

          The Example also assumes that each year your investment has a 5% return, Fund operating expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Fund would be:

If you sell your shares at the end of the period:

	1 Year	3 Years	5 Years	10 Years

Institutional Shares	120	$375	649	$1,432
Class A Shares	$540	$834	$1,150	$2,045
Class B Shares	$721	$982	$1,269	$2,323	*

If you do not sell your shares at the end of the period:

	1 Year	3 Years	5 Years	10 Years

Institutional Shares	$120	$375	$649	$1,432
Class A Shares	$540	$834	$1,150	$2,045
Class B Shares	$221	$682	$1,169	$2,323	*

* Class B Shares automatically convert to Class A Shares after eight years.

Expedition Equity Income FundS

Fund Summary

Investment Goal	Long-term growth of capital, with an emphasis on current income

Investment Focus	Dividend-paying common stocks issued by large and medium sized U.S. companies

Share Price Volatility	Medium

Principal Investment Strategy	Investing in stocks which have potential for capital appreciation and an above-average dividend yield relative to the Standard & Poor’s 500 Index (S&P 500)

Investor Profile	Long-term investors who want growth of capital and income and who can tolerate share price volatility

Investment Strategy of the Expedition Equity Income Fund

The Fund invests primarily (at least 80% of its net assets) in equity securities. The Fund focuses on dividend-paying common stocks and other equity securities including preferred stock and convertible securities, issued by U.S. companies with medium to large market capitalizations (in excess of $1 billion) that the Adviser believes are attractively valued, relative to historical earnings and dividend trends, and offer potential for moderate long-term growth. The Adviser analyzes a company’s appreciation potential based on factors such as sales or earnings growth, pricing flexibility, and profitability trends compared to a company’s industry peers. The Fund generally seeks to diversify its investments across all major industry sectors.

          The Fund pursues the income portion of its investment goal by choosing stocks of those companies that have historical dividend yields which are higher than the dividend yield of the average company in the S&P 500, or which the Adviser believes have the ability to grow their dividends in future years. The Fund expects to hold more stocks with value characteristics (i.e., where a company’s stock market value is attractive relative to historical earnings and its prospects for future earnings and dividend growth) than growth characteristics because value stocks typically pay higher dividends.

          The Adviser monitors the companies held by the Fund and may sell a security when it achieves a designated price target, there is a fundamental change in a company’s prospects or better investment opportunities become available.

Expedition Equity Income Fund

Principal Risks of Investing in the Expedition Equity Income Fund

Since it purchases equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund’s equity securities may fluctuate drastically from day-to-day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

          The Fund also invests in preferred stocks which have characteristics of both equity and fixed income securities. Since preferred stocks receive their income in a fixed or variable stream of dividends, their value tends to decrease if interest rates rise and vice versa. Also, like common stock, preferred stock’s value is subject to short- or long-term fluctuations of stock prices in general. Unlike with fixed income securities, a company which issues preferred stock is under no obligation to pay dividends to the shareholder (although most preferred stock dividends accumulate and must be paid at a later date before common dividends). Although preferred stocks do evidence ownership in a company, preferred stocks usually do not carry any voting rights.

          Companies which have historically paid dividends may discontinue dividend payments or pay dividends at lower levels. This may affect the Fund’s ability to produce current income.

          The medium capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these medium sized companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, medium capitalization stocks may be more volatile than those of larger companies.

          The convertible securities the Fund invests in have characteristics of both fixed income and equity securities. The value of securities convertible into equity securities are subject to equity risks, because the value of the convertible security tends to move with the market value of the underlying stock, as well as fixed income risks such as prevailing interest rates, the credit quality of the issuer and any call provisions of the issue.

Expedition Equity Income Fund

          The Fund is also subject to the risk that its investment approach, which seeks to identify dividend-paying equity securities with both growth and value characteristics, may cause it to perform differently than funds that target a specific equity market segment or that invest in other asset classes.

Performance Information

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

          This bar chart shows the performance of the Fund’s Institutional Shares from calendar year to calendar year.

Expedition Equity Income Fund

Average Annual Total Returns

This table compares the Fund’s average annual total returns for the periods ended December 31, 2003 to those of the S&P 500/BARRA Value Index and the Lipper Large Cap Value Funds Average.

Equity Income Fund	1 Year	Since Inception

Fund Returns Before Taxes
Institutional Shares	20.88%	-7.14	%*
Class A Shares	15.84%	-7.87	%**
Class B Shares	14.50%	-8.13	%***
Fund Returns After Taxes on Distributions+	20.75%	-7.60%
Fund Returns After Taxes on Distributions and Sale of Fund Shares+	13.64%	-6.08%
S&P 500/BARRA Value Index (reflects no deduction for fees, expenses, or taxes)	31.79%	-0.68	%++
Lipper Large Cap Value Funds Average (reflects no deduction for sales charges or taxes)	28.44%	1.05	%++

*	Institutional Shares of the Fund were offered beginning March 3, 2000.
**	Class A Shares of the Fund were offered beginning March 10, 2000. Class A Shares’ performance reflects the maximum front-end sales charge.
***	Class B Shares of the Fund were offered beginning March 15, 2000. Class B Shares’ performance reflects the maximum contingent deferred sales charge.
+

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Your actual after-tax returns will depend on your tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for only the Institutional Shares. After-tax returns for Class A and Class B Shares will vary.

++	Since March 31, 2000.

What is an Index ?

An index measures the market prices of a specific group of securities in a particular market or market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment adviser and does not pay any commissions or expenses. If an index had expenses, its performance would be lower. The S&P 500/BARRA Value Index is a widely-recognized index comprised of securities in the S&P 500 Index that have lower price-to-book ratios. The S&P 500 Index is a widely-recognized (higher market value stocks have more influence than lower market value stocks) index of 500 stocks designed to mimic the overall U.S. equity market’s industry weightings.

What is an Average?

An average is a composite of mutual funds with similar investment goals. The Lipper Large Cap Value Funds Average is a widely-recognized average of mutual funds that seek long-term growth of capital by investing in companies that are considered to be undervalued relative to a major unmanaged stock index based on price-to-current earnings, book value, asset value, or other factors. The number of funds in the Average varies.

Expedition Equity Income Fund

Fund Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

Shareholder Fees (fees paid directly from your investment)

	Institutional Shares	Class A Shares	Class B Shares

Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)*	None	4.00%	None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)**	None	None	5.00%
Maximum Sales Charge (Load) Imposed on Reinvested Dividends and other Distributions (as a percentage of offering price)	None	None	None
Redemption Fee (as a percentage of amount redeemed, if applicable)	None	None	None
Exchange Fee	None	None	None

*	This sales charge varies depending upon how much you invest. See “Front-End Sales Charges – Class A Shares.”
**

This sales charge is imposed if you sell Class B Shares within one year of your purchase and decreases over time, depending on how long you own your shares. See “Contingent Deferred Sales Charges – Class B Shares.”

Annual Fund Operating Expenses (expenses deducted from Fund assets)*

	Institutional Shares	Class A Shares	Class B Shares

Management Fees	0.75%	0.75%	0.75%
Distribution and Service (12b-1) Fees	None	0.25%	1.00%
Other Expenses	1.48%	1.48%	1.48%
Total Annual Fund Operating Expenses	2.23%	2.48%	3.23%

*

The Fund’s actual total annual fund operating expenses for the most recent fiscal year were less than the amount shown above because the Adviser voluntarily waived a portion of its fees in order to keep total operating expenses at a specified level. This voluntary fee waiver remains in place as of the date of this prospectus, but the Adviser may discontinue all or part of its waiver at any time. With this fee waiver, the Fund’s actual total annual operating expenses for the most recent fiscal year were as follows:

Institutional Shares	1.25%
Class A Shares	1.50%
Class B Shares	2.25%

For more information about these fees, see “Investment Adviser” and “Distribution of Fund Shares.”

Expedition Equity Income Fund

Example

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated.

          The Example also assumes that each year your investment has a 5% return, Fund operating expenses remain the same, and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your estimated costs of investing $10,000 in the Fund would be:

If you sell your shares at the end of the period:

	1 Year	3 Years	5 Years	10 Years

Institutional Shares	$226	$697	$1,195	$2,565

Class A Shares	$641	$1,142	$1,668	$3,103

Class B Shares	$826	$1,295	$1,788	$3,359*

If you do not sell your shares at the end of the period:

	1 Year	3 Years	5 Years	10 Years

Institutional Shares	$226	$697	$1,195	$2,565

Class A Shares	$641	$1,142	$1,668	$3,103

Class B Shares	$326	$995	$1,688	$3,359*

*	Class B Shares automatically convert to Class A Shares after eight years.

Expedition Investment Grade Bond Fund

Fund Summary

Investment Goal	Current income
Investment Focus	High grade bonds and other fixed income securities
Share Price Volatility	Low to medium
Principal Investment Strategy	Investing in U.S. dollar denominated bonds and other fixed income securities
Investor Profile	Investors who want current income, and who are willing to accept the risks of owning a portfolio of fixed income securities

Investment Strategy of the Expedition Investment Grade Bond Fund

The Fund invests primarily (at least 80% of its net assets) in investment grade bonds. The Fund invests in a combination of bonds and other fixed income securities issued by the U.S. government and its agencies and instrumentalities, including mortgage-backed securities, as well as in U.S. corporate fixed income securities. All such instruments must be denominated in U.S. dollars and must be rated “A” or better by one or more nationally recognized statistical rating organization(s) at the time of purchase.

          The Adviser’s investment selection process begins with a top-down analysis of general economic conditions to determine how the Fund’s investments will be weighted between the U.S. Treasury, government agency and corporate sectors. The Adviser maintains a relatively “duration neutral” posture, meaning it does not attempt to anticipate future interest rate changes and does not significantly adjust the duration of the Fund. The Fund’s average weighted maturity will be maintained at 3 to 7 years. The individual maturity is limited to 10 years for all securities, except mortgage backed securities, which have no individual maturity limit. The Adviser conducts credit analysis of the corporate issues it buys and diversifies the Fund’s investments in corporate debt among the major industry sectors. The Adviser monitors the sector weighting of the Fund and may sell a security when there is a fundamental change in a company’s or sector’s outlook or when better opportunities become available. If a security’s credit rating is downgraded, the Adviser will promptly review that security and take appropriate action, including the possible sale of that security.

Expedition Investment Grade Bond Fund

Principal Risks of Investing in the Expedition Investment Grade Bond Fund

The prices of the Fund’s fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers. Generally, the Fund’s fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower-rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

          The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities.

          Although the Fund’s U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency’s own resources.

          The Fund is also subject to the risk that its investment approach, which focuses on a blend of U.S. government and U.S. corporate fixed income securities, may cause it to perform differently than funds that target other fixed income market segments or that invest in other asset classes.

Expedition Investment Grade Bond Fund

Performance Information

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

          This bar chart shows changes in the performance of the Fund’s Class A Shares from calendar year to calendar year. The chart does not reflect sales charges. If sales charges had been reflected, returns would be less than those shown below.

Expedition Investment Grade Bond Fund

Average Annual Total Returns

This table compares the Fund’s average annual total returns for the periods ended December 31, 2003 to those of the Lehman Brothers Intermediate Government/ Credit Bond Index, the Lipper Intermediate Investment Grade Debt Objective and the Lipper Intermediate U.S. Government Average.

Investment Grade Bond Fund	1 Year	5 Years	10 Years		Since Inception

Fund Returns Before Taxes
Institutional Shares	2.70%	6.48%	6.02	%*	6.32	%*

Class A Shares	-1.61%	5.35%	5.41%		5.80	%**

Class B Shares	-3.23%	5.33%	5.73	%***	6.07	%***

Fund Returns After Taxes on Distributions+	-3.04%	3.42%	3.29%		3.63%

Fund Returns After Taxes on Distributions and Sale of Fund Shares+	-1.06%	3.34%	3.26%		3.58%

Lehman Brothers Intermediate Government/Credit Bond Index (reflects no deduction for fees, expenses, or taxes)	4.30%	6.65%	6.62%		7.05	%++
Lipper Intermediate Investment Grade Debt Objective (reflects no deduction for sales charges or taxes)	4.55%	5.82%	6.17%		6.95	%++

Lipper Intermediate U.S. Government Average (reflects no deduction for sales charges or taxes)	1.72%	5.30%	5.65%		6.08	%++

*

Institutional Shares of the Fund were offered beginning June 13, 1997. The performance information shown prior to that date represents the performance of the Class A Shares, which were offered beginning April 20, 1992. Class A Shares’ performance reflects the maximum front-end sales charge and 12b-1 fees, neither of which apply to the Institutional Shares.

**	Since April 20, 1992.

***

Class B Shares were offered beginning November 16, 1998. The performance information shown prior to that date represents the performance of the Class A Shares, which were offered beginning April 20, 1992. Class A Shares’ performance has been adjusted to reflect Class B Shares’ maximum contingent deferred sales charge and Class B Shares’ 12b-1 fees.

+

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Your actual after-tax returns will depend on your tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for only the Fund’s Class A Shares. After-tax returns for Institutional Shares and Class B Shares will vary.

++	Since April 30, 1992.

Expedition Investment Grade Bond Fund

What is an Index?

An index measures the market prices of a specific group of securities in a particular market or market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment adviser and does not pay any commissions or expenses. If an index had expenses, its performance would be lower. The Lehman Brothers Intermediate Government/Credit Bond Index is a widely-recognized, market value-weighted (higher market value bonds have more influence than lower market value bonds) index of U.S. Treasury securities, U.S. government agency obligations, corporate debt backed by the U.S. government, fixed-rate nonconvertible corporate debt securities, Yankee bonds and nonconvertible debt securities issued by or guaranteed by foreign governments and agencies. All securities in the index are rated investment grade (BBB) or higher, with maturities of 1 to 10 years.

What is an Average?

An average is a composite of mutual funds with similar investment goals. The Lipper Intermediate Investment Grade Debt Objective is a composite of mutual funds with investment goals similar to the Fund’s goals. It reports the average return of the intermediate term investment grade bond mutual funds tracked by Lipper Analytical Services, Inc. The number of funds in the Objective varies. The Lipper Intermediate U.S. Government Average is a widely-recognized average of mutual funds which invest in fixed income obligations of the U.S. government, with maturities of 5 to 10 years. The number of funds in the Average varies.

Fund Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

Shareholder Fees (fees paid directly from your investment)

	Institutional Shares	Class A Shares	Class B Shares

Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)*	None	4.00%	None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)**	None	None	5.00%
Maximum Sales Charge (Load) Imposed on Reinvested Dividends and other Distributions (as a percentage of offering price)	None	None	None
Redemption Fee (as a percentage of amount redeemed, if applicable)	None	None	None
Exchange Fee	None	None	None

*	This sales charge varies depending upon how much you invest. See “Front-End Sales Charges – Class A Shares.”

**

This sales charge is imposed if you sell Class B Shares within one year of your purchase and decreases over time, depending on how long you own your shares. See “Contingent Deferred Sales Charges – Class B Shares.”

Expedition Investment Grade Bond Fund

Annual Fund Operating Expenses (expenses deducted from Fund assets)*

	Institutional Shares	Class A Shares	Class B Shares

Management Fees	0.50%	0.50%	0.50%
Distribution and Service (12b-1) Fees	None	0.25%	1.00%
Other Expenses	0.39%	0.39%	0.39%
Total Annual Fund Operating Expenses	0.89%	1.14%	1.89%

*

The Fund’s actual total annual fund operating expenses for the most recent fiscal year were less than the amount shown above because the Adviser voluntarily waived a portion of its fees in order to keep total operating expenses at a specified level. This voluntary fee waiver remains in place as of the date of this prospectus, but the Adviser may discontinue all or part of its waiver at any time. With this fee waiver, the Fund’s actual total annual operating expenses for the most recent fiscal year were as follows:

Institutional Shares	0.80%
Class A Shares	1.05%
Class B Shares	1.80%

For more information about these fees, see “Investment Adviser” and “Distribution of Fund Shares.”

Example

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated.

          The Example also assumes that each year your investment has a 5% return, Fund operating expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Fund would be:

If you sell your shares at the end of the period:

	1 Year	3 Years	5 Years	10 Years

Institutional Shares	$91	$284	$493	$1,096
Class A Shares	$512	$748	$1,003	$1,731
Class B Shares	$692	$894	$1,121	$2,016	*

If you do not sell your shares at the end of the period:

	1 Year	3 Years	5 Years	10 Years

Institutional Shares	$91	$284	$493	$1,096
Class A Shares	$512	$748	$1,003	$1,731
Class B Shares	$192	$594	$1,021	$2,016	*

*	Class B Shares automatically convert to Class A Shares after eight years.

Expedition Tax-Free Investment Grade Bond Fund

Fund Summary

Investment Goal	Current income exempt from federal income tax

Investment Focus	High grade municipal bonds and other fixed income securities

Share Price Volatility	Medium

Principal Investment Strategy	Investing in municipal obligations which pay interest that is exempt from federal income tax

Investor Profile	Taxable investors who want current income exempt from federal income tax and who are willing to accept the risks of owning a portfolio of municipal securities

Investment Strategy of the Expedition Tax-Free Investment Grade Bond Fund

The Fund invests primarily (at least 80% of its net assets) in municipal securities that generate income exempt from federal income tax. These securities include securities of municipal issuers located in any of the fifty states, the District of Columbia, Puerto Rico and other U.S. territories and possessions. All such investments must be rated “A” or better by one or more nationally recognized rating organizations at the time of purchase. In selecting securities for the Fund, the Adviser will consider each security’s creditworthiness, yield relative to comparable issuers and maturities, appreciation potential and liquidity. The Fund’s average weighted maturity will be maintained at 15 years or less. If a security’s credit rating is downgraded to below “A”, the Adviser will promptly review that security and take appropriate action, including the possible sale of that security. The Adviser monitors the securities held by the Fund and may sell a security to adjust the maturity of the Fund or when better opportunities become available or if liquidity is needed. It is a fundamental policy of the Fund to invest at least 80% of its net assets in securities that are not subject to federal tax, but it may invest up to 20% of its total assets in other fixed-income securities, including taxable securities. This policy cannot be changed without shareholder approval. The Fund will not purchase securities that pay interest subject to the alternative minimum tax.

Expedition Tax-Free Investment Grade Bond Fund

Principal Risks of Investing in the Expedition Tax-Free Investment Grade Bond Fund

The prices of the Fund’s fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers including governments. Generally, the Fund’s fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower-rated securities is even greater than that of higher-rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk. Fixed income securities are also subject to credit risk, which is the possibility that an issuer will be unable to make timely payments of either principal or interest.

          There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund’s municipal securities. Constitutional or legislative limits on borrowing by municipal issuers may result in reduced supplies of municipal securities. Moreover, certain municipal securities are backed only by a municipal issuer’s ability to levy and collect taxes.

          Since the Fund may purchase securities supported by credit enhancements from banks and other financial institutions, changes in the credit quality of these institutions could cause losses to the Fund and affect its share price.

          The Fund is subject to the risk that its market segment, municipal fixed income securities, may underperform other fixed income market segments or the fixed income markets as a whole.

Expedition Tax-Free Investment Grade Bond Fund

Performance Information

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund’s past performance does not necessarily indicate how the Fund will perform in the future.

          This bar chart shows the performance of the Fund’s Institutional Shares from calendar year to calendar year.

BEST QUARTER	WORST QUARTER
5.17%	(0.92%)
(09/30/02)	(12/31/01)

Expedition Tax-Free Investment Grade Bond Fund

Average Annual Total Returns

This table compares the Fund’s average annual total returns for the periods ended December 31, 2003 to those of the Lehman Brothers Municipal Bond Index, the Lipper General Municipal Debt Funds Average and the Lipper Intermediate Municipal Debt Funds Average.

Tax-Free Investment Grade Bond Fund	1 Year	Since Inception

Fund Returns Before Taxes
Institutional Shares	4.51%	7.37	%*
Class A Shares	0.21%	5.84	%**
Class B Shares	-1.47%	5.52	%***
Fund Returns After Taxes on Distributions+	4.11%	7.14%
Fund Returns After Taxes on Distributions and Sale of Fund Shares+	4.51%	6.87%
Lehman Brothers Municipal Bond Index (reflects no deduction for fees, expenses, or taxes)	5.32%	7.62	%++
Lipper General Municipal Debt Funds Average (reflects no deduction for sales charges or taxes)	4.75%	6.58	%++
Lipper Intermediate Municipal Debt Funds Average (reflects no deduction for sales charges or taxes)	4.01%	6.44	%++

*	Institutional Shares of the Fund were offered beginning March 3, 2000.

**	Class A Shares of the Fund were offered beginning March 10, 2000. Class A Shares’ performance has been adjusted to reflect the maximum front-end sales charge.

***	Class B Shares of the Fund were offered beginning June 23, 2000. Class B Shares’ performance has been adjusted to reflect the maximum contingent deferred sales charge.

+

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Your actual after-tax returns will depend on your tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for only the Institutional Shares. After-tax returns for Class A and Class B Shares will vary.

++	Since March 31, 2000.

What is an Index?

An index measures the market prices of a specific group of securities in a particular market or market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment adviser and does not pay any commissions or expenses. If an index had expenses, its performance would be lower. The Lehman Brothers Municipal Bond Index is a broad-based total return index comprised of 8,000 investment grade, fixed rate, tax-exempt bonds with a remaining maturity of at least one year, including state and local general obligation, revenue, insured and pre-refunded bonds.

What is an Average?

An average is a composite of mutual funds with similar investment goals. The Lipper General Municipal Debt Funds Average is a widely-recognized average of mutual funds that invest in municipal debt issues in the top four credit ratings. The Lipper Intermediate Municipal Debt Funds Average is a widely-recognized average of mutual funds that invest in municipal debt issues with dollar-weighted average maturities of five to ten years. The number of funds in each Average varies.

Expedition Tax-Free Investment Grade Bond Fund

Fund Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

Shareholder Fees (fees paid directly from your investment)

	Institutional Shares	Class A Shares	Class B Shares

Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)*	None	4.00%	None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)**	None	None	5.00%
Maximum Sales Charge (Load) Imposed on Reinvested Dividends and other Distributions (as a percentage of offering price)	None	None	None
Redemption Fee (as a percentage of amount redeemed, if applicable)	None	None	None
Exchange Fee	None	None	None

*	This sales charge varies depending upon how much you invest. See “Front-End Sales Charges – Class A Shares.”

**

This sales charge is imposed if you sell Class B Shares within one year of your purchase and decreases over time, depending on how long you own your shares. See “Contingent Deferred Sales Charges – Class B Shares.”

Annual Fund Operating Expenses (expenses deducted from Fund assets)*

	Institutional Shares	Class A Shares	Class B Shares

Management Fees	0.50%	0.50%	0.50%
Distribution and Service (12b-1) Fees	None	0.25%	1.00%
Other Expenses	0.41%	0.41%	0.41%
Total Annual Fund Operating Expenses	0.91%	1.16%	1.91%

*

The Fund’s actual total annual fund operating expenses for the most recent fiscal year were less than the amount shown above because the Adviser voluntarily waived a portion of its fees in order to keep total operating expenses at a specified level. This voluntary fee waiver remains in place as of the date of this prospectus, but the Adviser may discontinue all or part of its waiver at any time. With this fee waiver, the Fund’s actual total annual operating expenses for the most recent fiscal year were as follows:

Institutional Shares	0.80%
Class A Shares	1.05%
Class B Shares	1.80%

For more information about these fees, see “Investment Adviser” and “Distribution of Fund Shares.”

Expedition Tax-Free Investment Grade Bond Fund

Example

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated.

          The Example also assumes that each year your investment has a 5% return, Fund operating expenses remain the same, and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your estimated costs of investing $10,000 in the Fund would be:

If you sell your shares at the end of the period:

	1 Year	3 Years	5 Years	10 Years

Institutional Shares	$93	$290	$504	$1,120
Class A Shares	$513	$754	$1,013	$1,753
Class B Shares	$694	$900	$1,132	$2,038	*

If you do not sell your shares at the end of the period:

	1 Year	3 Years	5 Years	10 Years

Institutional Shares	$93	$290	$504	$1,120
Class A Shares	$513	$754	$1,013	$1,753
Class B Shares	$194	$600	$1,032	$2,038	*

*	Class B Shares automatically convert to Class A Shares after eight years.

More Information About Risk

Equity Risk – Equity securities include public and privately issued equity securities, common and preferred stocks, warrants, rights to subscribe to common stock and convertible securities, as well as instruments that attempt to track the price movement of equity indices. Investments in equity securities and equity derivatives in general are subject to market risks that may cause their prices to fluctuate over time. The value of securities convertible into equity securities, such as warrants or convertible debt, is also affected by prevailing interest rates, the credit quality of the issuer and any call provision. Fluctuations in the value of equity securities in which a mutual fund invests will cause a Fund’s net asset value to fluctuate. An investment in a portfolio of equity securities may be more suitable for long-term investors who can bear the risk of these share price fluctuations.

Fixed Income Risk – The market value of fixed income investments changes in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. During periods of falling interest rates, certain debt obligations with high interest rates may be prepaid (or “called”) by the issuer prior to maturity. This may cause a Fund’s average weighted maturity to fluctuate, and may require a Fund to invest the resulting proceeds at lower interest rates. In addition to these fundamental risks, fixed income securities may be subject to credit risk, which is the possibility that an issuer will be unable to make timely payments of either principal or interest.

Mortgage-Backed Securities – Mortgage-backed securities are fixed income securities representing an interest in a pool of underlying mortgage loans. They are sensitive to changes in interest rates, but may respond to these changes differently from other fixed income securities due to the possibility of prepayment of the underlying mortgage loans. As a result, it may not be possible to determine in advance the actual maturity date or average life of a mortgage-backed security. Rising interest rates tend to discourage refinancings, with the result that the average life and volatility of the security will increase exacerbating its decrease in market price. When interest rates fall, however, mortgage-backed securities may not gain as much in market value because of the expectation of additional mortgage prepayments that must be reinvested at lower interest rates. Prepayment risk may make it difficult to calculate the average maturity of a portfolio of mortgage-backed securities and, therefore, to assess the volatility risk of that portfolio.

Municipal Issuer Risk — There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes to the financial condition or credit rating of municipal issuers may also adversely affect the value of the Fund’s municipal securities. Constitutional or legislative limits on borrowing by municipal issuers may result in reduced supplies of municipal securities. Moreover, certain municipal securities are backed only by a municipal issuer’s ability to levy and collect taxes.

Equity Fund Equity Income Fund

Investment Grade Bond Fund Tax-Free Investment Grade Bond Fund

Investment Grade Bond Fund

Tax-Free Investment Grade Bond Fund

More Information About Fund Investments

  This prospectus describes the Funds’ primary strategies,and the Funds will normally invest in the types of securities described in this prospectus. However, in addition to the investments and strategies described in this prospectus, the Funds also may invest in other securities, use other strategies and engage in other investment practices. These investments and strategies, as well as those described in this prospectus, are described in detail in the Funds’ Statement of Additional Information. Of course, we cannot guarantee that any Fund will achieve its investment goal.

The investments and strategies described in this prospectus are those that the Funds use under normal conditions. During unusual economic or market conditions, or for temporary defensive or liquidity purposes, a Fund may invest up to 100% of its assets in cash, shares of money market mutual funds and short-term repurchase agreements that would not ordinarily be consistent with a Fund’s objectives. A Fund will do so only if the Adviser believes that the risk of loss outweighs the opportunity for capital gains or higher income.

  Investment Adviser

Compass Asset Management (the Adviser) serves as investment adviser to the Funds. The Adviser makes investment decisions for the Funds and continuously reviews, supervises and administers the Funds’ respective investment programs. The Board of Trustees of Expedition Funds supervises the Adviser and establishes policies that the Adviser must follow in its management activities. The Funds are managed by a team of investment professionals from the Adviser’s Funds Management Team (for more information, see “Portfolio Managers”). No one person is primarily responsible for making investment recommendations to the team. See below under “Portfolio Managers” for information regarding the Adviser’s Funds Management Team.

Portfolio Managers

          The Adviser is a separate division of Compass Bank, operating within Compass Bank’s Wealth Management Group. Compass Bank is a wholly-owned subsidiary of Compass Bancshares, Inc. (Compass Bancshares). The Wealth Management Group provides investment advisory and management services for individuals, pension and profit sharing plans, endowments and foundations. Compass Bank or one of its divisions or predecessors-by-merger has managed the Funds’ investments since their inception, and the common trust fund predecessor of the Equity Fund since its inception. As of December 31, 2003, Compass Bank had approximately $10.7 billion in assets under administration. Of this total, Compass Bank had investment discretion over more than $4.1 billion, of which approximately $1.2 billion were assets of the Expedition Funds portfolios managed by the Adviser. For the fiscal year ended October 31, 2003, the Adviser received advisory fees as a percentage of each Fund’s average daily net assets (after waivers) of:

Equity Fund	0.75%

Equity Income Fund	None

Investment Grade Bond Fund	0.41%

Tax-Free Investment Grade Bond Fund	0.39%

Portfolio Managers

The Adviser’s Funds Management Team establishes broad investment strategies and policies for the Funds and oversees the activities of members of the Team (identified below) who are primarily responsible for the day-to-day management of the respective Funds.

The members of the Adviser’s Funds Management Team currently include:

Denise A. (Dee) Woodham – Executive Vice President and Managing Director of Investments, Wealth Management Group. Ms. Woodham serves as Co-Chair of the Wealth Management Group’s Investment Policy Committee and is responsible for overseeing the day-to-day activities of the personnel involved in investment management of the Funds. Ms. Woodham is a 1982 summa cum laude graduate of the University of Alabama with a BS in Corporate Finance and Investment Management. Prior to joining the Asset Management Group in 1994, she was responsible for Compass Bank’s bond portfolio and asset liability management. Ms. Woodham also holds a Masters Degree from the University of Alabama in Banking and Finance. She has 22 years of investment experience and has served on the Funds Management Team since 1997.

Portfolio Managers

Thomas Joy – Vice President, Bond and Money Market Specialist, Wealth Management Group. Mr. Joy joined Compass Bank in 1992. From 1992 to 1995, Mr. Joy was an asset liability analyst and bond salesman in the Correspondent and Investment Services Group of Compass Bank. Since joining Compass Bank’s Wealth Management Group in 1995, Mr. Joy has specialized in money market instruments and municipal bonds and has assisted in the management of all pooled investment vehicles managed by the Wealth Management Group. Mr. Joy has primary responsibility for the day-to-day management of the Expedition Tax-Free Investment Grade Bond Fund. Mr. Joy is a graduate of the University of Alabama where he received a BS degree in Corporate Finance and Investment Management. He has 12 years of investment experience and has served on the Funds Management Team since 1997.

Richard Underwood, CFA – Senior Vice President and Senior Bond Specialist, Wealth Management Group. Mr. Underwood joined Compass Bank in 1987. From 1987 to 1995, Mr. Underwood held various positions within the Correspondent and Investment Services Group of Compass Bank. Since joining the Wealth Management Group in 1995, Mr. Underwood has specialized in fixed income markets. He has primary responsibility for the day-to-day management of the Expedition Investment Grade Bond Fund. Mr. Underwood graduated from the University of Alabama with a BS degree in Investment Management. He has 17 years of investment experience and has served on the Funds Management Team since 1997.

G. Russell Creighton, CFA – Vice President, Wealth Management Group. Mr. Creighton has primary responsibility for the day-to-day management of the Expedition Equity Fund and the Expedition Equity Income Fund. Since September 2001, Mr. Creighton has served as Vice President of St. Johns Investment Management, Inc., a registered investment adviser, which became a subsidiary of Compass Bank in December 2002. He is a dual employee of Compass Bank and St. Johns Investment Management, Inc. From July 1998 to September 2001, Mr. Creighton served as a partner with Allen, Knight and Creighton Investment Management Company. Prior to July 1998, Mr. Creighton served as a portfolio manager for Barrett Capital Advisers, a subsidiary of Barrett Bank. Mr. Creighton received his Bachelor of Business Administration from Stetson University in Florida and his Master of Business Administration from the University of Florida. He has over 20 years of investment experience and has served on the Funds Management Team since 2004.

Portfolio Managers

Eric Green – Assistant Vice President, Fixed Income Trader, Wealth Management Group. Mr. Green’s responsibilities include trading fixed income securities. While at SouthTrust Bank Mr. Green served as Assistant Portfolio Manager from June 2000 to February 2004, after serving as Investment Portfolio Analyst from June 1996 to June 2000. Mr. Green received his Bachelor of Science in Finance from the University of South Alabama in 1996. He has over 6 years of investment experience and has served on the Funds Management Team since 2004.

Daniel D. Payne, CFA – Equity Specialist, Wealth Management Group. Mr. Payne’s responsibilities include researching and trading equity securities. Since December 1998, Mr. Payne has served as Vice President of St. Johns Investment Management, Inc., a registered investment adviser, which became a subsidiary of Compass Bank in December 2002. He is a dual employee of Compass Bank and St. Johns Investment Management, Inc. Mr. Payne received his Bachelor of Arts from Furman University in South Carolina and his Master of Business Administration from the University of Florida. He has over 7 years of investment experience and has served on the Funds Management Team since 2004.

Additional Compensation

Compass Bank and its divisions and affiliates may impose fees and charges for services in conjunction with accounts of its customers that invest in the Funds, including in conjunction with plans subject to the Employee Retirement Income Security Act of 1974 (ERISA) and other trust and agency accounts to which Compass Bank or its divisions or affiliates provide fiduciary or non-fiduciary services. In addition to the compensation payable directly by such accounts for fiduciary and non-fiduciary services, Compass Asset Management receives compensation for acting as the Funds’ investment adviser and Compass Bank and its affiliates also receive compensation in connection with the following:

          Commissions, Distribution and Servicing Fees. As described above, brokerage firms affiliated with Compass Bank, including Compass Brokerage, Inc., acting as dealer in connection with the sale of Class A or Class B Shares of the Funds will be entitled to receive a commission of up to the entire amount of the sales charge. In addition, to the extent that Class A or Class B Shares are held through Compass Bank or any of its affiliates providing custodial, brokerage or investment-related services, including Compass Brokerage, Inc., those entities may receive distribution and servicing fees, payable from the Funds’ assets, applicable to that class of shares.

          Custody Services. Compass Bank serves as custodian to the Funds, and for such services is paid an annual fee payable from the Funds’ assets of 0.02% of each Fund’s average daily net assets.

Purchasing, Selling and Exchanging Fund Shares

          Sub-Administration Services. Compass Bank provides sub-administrative services to the Funds. For providing these services, Compass Bank is compensated by the Funds’ administrator (not by the Funds) at an annual rate of up to 0.02% of each Fund’s average daily net assets.

          Brokerage Transactions. When purchasing and selling portfolio securities for the Funds, the Adviser may place trades through its affiliated broker-dealers, including Compass Brokerage, Inc. These brokerage affiliates will generally earn commissions on these transactions.

Purchasing, Selling and Exchanging Fund Shares

This section tells you how to buy, sell (sometimes called “redeem”) and exchange Class A Shares, Class B Shares and Institutional Shares of the Funds.

          Each class of shares has different expenses and other characteristics, allowing you to choose the class that best suits your needs. You should consider the amount you want to invest, how long you plan to have it invested, and whether you plan to make additional investments.

Class A Shares

•	Available for individual and institutional investors;

•	Front-end sales charge (may be reduced or eliminated for some investors);

•	Lower annual expenses;

•	$1,000 minimum initial investment for regular accounts; and

•	$500 minimum initial investment for IRA accounts.

Class B Shares

•	Available for individual and institutional investors;

•	Contingent deferred sales charge (may be reduced or eliminated for some investors);

•	Higher annual expenses;

•	Automatically convert to Class A Shares after eight years;

•	$1,000 minimum initial investment for regular accounts (may be reduced or eliminated for some investors); and

•	$500 minimum initial investment for IRA accounts (may be reduced or eliminated for some investors).

Purchasing, Selling and Exchanging Fund Shares

Institutional Shares

•	Available only for
•

individuals and entities establishing certain fiduciary, trust, agency, investment advisory, custody or similar relationships with the Wealth Management Group or other trust divisions, trust companies or investment advisory firms affiliated with Compass Bancshares;

	•	asset allocation accounts such as the Compass Managed Asset Program (MAP Accounts) through Compass Brokerage, Inc. or other affiliates of Compass Bancshares;
•

financial institutions investing for their customers’ accounts; and • purchases by or on behalf of welfare benefit, retirement and deferred compensation plans established by Compass Bancshares, Inc. or any of its affiliates for directors, officers, or employees of Compass Bancshares, Inc. or any of its affiliates.

•		No sales charges; and
•	Lower annual expenses and no distribution fees.

  How to Purchase Fund Shares

You may purchase Class A, Class B and Institutional Shares directly by:

•	Mail
•	Telephone, or
•	Wire

To purchase Class A or Class B Shares directly from a Fund, complete and send in an account application. If you need an application or have questions, please call 1-800-992-2085. Unless you arrange to pay by wire, write your check, payable in U.S. dollars, to “Expedition Funds” and include the name of the appropriate Fund(s) on the check. A Fund cannot accept third-party checks, cashiers checks, credit cards, credit card checks, cash, money orders or travelers checks.

          To purchase Institutional Shares, eligible Compass Wealth Management Group customers should contact their authorized Compass Wealth Management Group representative and other eligible customers should contact their financial institutions.

Purchasing, Selling and Exchanging Fund Shares

          You may also purchase shares through accounts with brokers and other institutions that are authorized to place trades in Fund shares for their customers. If you invest through an authorized institution, you will have to follow its procedures, which may be different from the procedures for investing directly. Your broker or institution may charge a fee for its services, in addition to the fees charged by the Fund. You will also generally have to address your correspondence or questions regarding the Fund to your broker or institution.

          The Funds do not generally accept investments by non-U.S. persons. Non-U.S. persons may be permitted to invest in the Funds subject to the satisfaction of enhanced due diligence. Please contact the Compass Wealth Management Group or your financial intermediary for more information.

General Information

You may purchase shares on any day that the New York Stock Exchange (NYSE) is open for business (a Business Day). Shares cannot be purchased by Federal Reserve wire on days that either the NYSE or the Federal Reserve is closed.

          Each Fund reserves the right to reject any specific purchase order, including exchange purchases, for any reason. The Funds are not intended for excessive trading by shareholders in response to short-term market fluctuations. For more information about the Funds’ policy on excessive trading, see “Excessive Trading.”

          The price per share (the offering price) will be the net asset value per share (NAV) next determined after the Fund receives your purchase order plus, in the case of Class A Shares, the applicable front-end sales charge.

          Each Fund calculates its NAV once each Business Day as of the regularly-scheduled close of normal trading on the NYSE (normally, 3:00 p.m., Central Time). So, for you to receive the current Business Day’s NAV, generally the Fund must receive your purchase order in proper form before 3:00 p.m., Central Time. If the NYSE closes early — such as on days in advance of certain holidays — the Funds reserve the right to calculate NAV as of the earlier closing time. The Fund will not accept orders that request a particular day or price for the transaction or any other special conditions.

          All purchases, redemptions and exchanges made directly with a Fund in a qualified retirement account, such as an IRA, must be in writing.

Purchasing, Selling and Exchanging Fund Shares

How We Calculate NAV

NAV for one Fund share is the value of that share’s portion of the net assets of the Fund.

          In calculating NAV, each Fund generally values its investment portfolio at market price. If market prices are unavailable or a Fund thinks that they are unreliable, fair value prices may be determined in good faith using methods approved by the Board of Trustees.

Minimum Purchases

To purchase Class A Shares or Class B Shares for the first time, you must invest at least $1,000 in any Fund. To open an IRA account, you must invest at least $500 in any Fund. The minimum is $25 in the case of directors, officers and employees of Compass Bancshares and its affiliates (and members of their immediate families) participating in the Systematic Investment Plan. Your subsequent investments in a Fund must be made in amounts of at least $100 ($25 for directors, officers and employees of Compass Bancshares and its affiliates and members of their immediate families). A Fund may accept investments of smaller amounts for either class of shares at its discretion.

          The Compass Wealth Management Group and certain other subsidiaries, affiliates, departments or divisions of Compass Bank may require that customers maintain a minimum account or fund balance or meet certain other criteria to participate in its various asset management, MAP Accounts and similar programs and/or qualify to purchase Institutional Shares. Please refer to your asset management, MAP Account, or other account representative for information concerning minimum account or fund balance requirements and other criteria applicable to eligibility to invest in the Institutional Shares.

Systematic Investment Plan

If you have a checking or savings account with a bank, you may purchase shares of each Fund automatically through regular deductions from your account. Once your account has been opened, you may begin regularly scheduled investments of at least $100 ($25 in the case of directors, officers and employees of Compass Bancshares and its affiliates and members of their immediate families) for each Fund. Purchases of Class A Shares made through the Systematic Investment Plan are subject to the applicable sales charge.

Purchasing, Selling and Exchanging Fund Shares

  Sales Charges

Front-End Sales Charges - Class A Shares

The offering price of Class A Shares is the NAV next calculated after the Fund receives your request, plus the front-end sales load.

          The amount of any front-end sales charge included in your offering price varies, depending on the amount of your investment:

If Your Investment is:	Your Sales Charge as a Percentage of Offering Price	Your Sales Charge as a Percentage of Your Net Investment

Less than $100,000	4.00%	4.17%

$100,000 but less than $250,000	3.50%	3.63%

$250,000 but less than $500,000	2.75%	2.83%

$500,000 but less than $1,000,000	1.00%	1.01%

$1,000,000 and over*	0.00%	0.00%

*	Even though you do not pay a sales charge on purchases of $1,000,000 or more, the Distributor may pay dealers a 1% commission for these transactions.

You may qualify for reduced sales charges or sales charge waivers. If you believe that you may qualify for a reduction or waiver of the sales charge, you should discuss this matter with your broker or other financial intermediary. To qualify for these reductions or waivers, you or your financial intermediary must provide sufficient information at the time of purchase to verify that your purchase qualifies for such treatment. This information could be used to aggregate, for example, holdings in retirement accounts, Fund shares owned by your immediate family members, and holdings in accounts at other brokers or financial intermediaries. In addition to breakpoint discounts, the following sections describe other circumstances in which sales charges are waived or otherwise may be reduced.

Waiver of Front-End Sales Charge - Class A Shares

The front-end sales charge will be waived on Class A Shares purchased:

•	by reinvestment of dividends and distributions;

•	by persons repurchasing shares they redeemed within the last 30 days (see “Repurchase of Class A Shares”);

Purchasing, Selling and Exchanging Fund Shares

•

 by investors who purchase shares with redemption proceeds (but only to the extent of such redemption proceeds) from another investment company within 90 days of such redemption, provided that, the investors paid either a front-end or contingent deferred sales charge on the original shares redeemed;

•	by directors, officers and employees and members of their immediate family, of Compass Bancshares and its affiliates and dealers that enter into agreements with the Distributor;

•	by Trustees and officers of Expedition Funds;

•

 through wrap fee and asset allocation programs and financial institutions that, under their dealer agreements with the Distributor or otherwise, do not receive any or receive a reduced portion of the front-end sales charge;

•	by persons purchasing shares of a Fund through a payroll deduction plan or a qualified employee benefit retirement plan which permits purchases of shares of a Fund; or

•	by a shareholder purchasing additional Class A Shares of the Investment Grade Bond Fund who previously purchased any or all of their shares prior to June 9, 1997.

Repurchase of Class A Shares

You may repurchase any amount of Class A Shares of any Fund at NAV (without the normal front-end sales charge), up to the value of any amount of Class A Shares (other than those purchased with reinvested dividends and distributions) that you redeemed within the past 30 days. In effect, this allows you to reacquire shares that you may have had to redeem, without repaying the front-end sales charge. You may only exercise this privilege once. To exercise this privilege, we must receive your purchase order within 30 days of your redemption. In addition, you must notify us in writing and indicate on your purchase order that you are repurchasing shares.

Reduced Sales Charges - Class A Shares

Rights of Accumulation.This right allows you to add the value of the Class A Shares you already own to the amount that you are currently purchasing to determine whether or not you are entitled to a lower sales charge. The Fund will combine the value of your current purchases with the current value of any Class A Shares you purchased previously for (i) your account, (ii) your spouse’s account, (iii) a joint account with your spouse, or (iv) your minor children’s trust or custodial accounts.

Purchasing, Selling and Exchanging Fund Shares

A fiduciary purchasing shares for the same fiduciary account, trust or estate may also use this right of accumulation. The Fund will only consider the value of Class A Shares purchased previously that were sold subject to a sales charge. To be entitled to a reduced sales charge based on shares already owned, you must ask us for the reduction at the time of purchase. You must provide the Fund with your account number(s) and, if applicable, the account numbers for your spouse and/or children (and provide the children’s ages). The Fund may amend or terminate this right of accumulation at any time.

Letter of Intent. You may purchase Class A Shares at the sales charge rate applicable to the total amount of the purchases you intend to make over a 13-month period. In other words, a Letter of Intent allows you to purchase Class A Shares of a Fund over a 13-month period and receive the same sales charge as if you had purchased all the shares at the same time. The Fund will only consider the value of Class A Shares sold subject to a sales charge. As a result, Class A Shares purchased with dividends or distributions will not be included in the calculation. To be entitled to a reduced sales charge based on shares you intend to purchase over the 13-month period, you must send the Fund a Letter of Intent. In calculating the total amount of purchases you may include in your letter purchases made up to 90 days before the date of the Letter. The 13-month period begins on the date of the first purchase, including those purchases made in the 90-day period before the date of the Letter. Please note that the purchase price of these prior purchases will not be adjusted.

          You are not legally bound by the terms of your Letter of Intent to purchase the amount of your shares stated in the Letter. The Letter does, however, authorize the Fund to hold in escrow 4.0% of the total amount you intend to purchase. If you do not complete the total intended purchase at the end of the 13-month period, the Fund’s transfer agent will redeem the necessary portion of the escrowed shares to make up the difference between the reduced rate sales charge (based on the amount you intended to purchase) and the sales charge that would normally apply (based on the actual amount you purchased).

Combined Purchase/Quantity Discount Privilege. When calculating the appropriate sales charge rate, the Fund will combine same day purchases of Class A Shares (that are subject to a sales charge) made by you, your spouse and your minor children (under age 21). This combination also applies to Class A Shares you purchase with a Letter of Intent.

Purchasing, Selling and Exchanging Fund Shares

Contingent Deferred Sales Charges - Class B Shares

You do not pay a sales charge when you purchase Class B Shares. The offering price of Class B Shares is simply the next calculated NAV. But if you sell your shares within 5 years after your purchase, you will pay a contingent deferred sales charge as described in the table below of either (i) the NAV of the shares at the time of purchase, or (ii) the NAV of the shares next calculated after we receive your sales request, whichever is less. The sales charge does not apply to shares you purchase through reinvestment of dividends or distributions. So, you never pay a deferred sales charge on any increase in your investment above the initial offering price. This sales charge does not apply to exchanges of Class B Shares of one Fund for Class B Shares of another Fund.

Year Since Purchase	Contingent Deferred Sales Charge as a Percentage of Dollar Amount Subject to Charge

First	5.00%
Second	4.00%
Third	3.00%
Fourth	2.00%
Fifth	1.00%
Sixth	0.00%
Seventh	0.00%
Eighth*	0.00%

*Class B Shares automatically convert to Class A Shares after eight years.

The contingent deferred sales charge will be waived if you sell your Class B Shares for the following reasons:

•	to make certain required withdrawals from a retirement plan (including IRAs); or
•	because of death or disability.

In addition, Class B shareholders who automatically reinvest their dividends and distributions may redeem up to 12% of the value of their shares per year, determined at the time of each redemption, without payment of a contingent deferred sales charge.

General Information About Sales Charges

Your securities dealer is paid a commission when you buy your shares and is paid a servicing fee as long as you hold your shares. Your securities dealer or servicing agent may receive different levels of compensation depending on which class of shares you buy.

Purchasing, Selling and Exchanging Fund Shares

          From time to time, some financial institutions, including brokerage firms affiliated with the Adviser, may be reallowed up to the entire sales charge. Firms that receive a reallowance of the entire sales charge may be considered underwriters for the purpose of federal securities law.

          The Distributor may, from time to time in its sole discretion, institute one or more promotional incentive programs for dealers, which will be paid for by the Distributor from any sales charge it receives or from any other source available to it. Under any such program, the Distributor may provide cash or non-cash compensation as recognition for past sales or encouragement for future sales that may include the following: merchandise, travel expenses, prizes, meals, lodgings, and gifts that do not exceed $100 per year, per individual.

  How To Sell Your Fund Shares

          Holders of Institutional Shares may sell shares by following procedures established when they opened their account or accounts. If you have questions, customers of the Compass Wealth Management Group should contact their Wealth Management Group authorized representative.

          If you own your shares directly, you may sell your shares on any Business Day by contacting the Fund directly by mail or telephone at 1-800-992-2085.

          You may also sell your shares by contacting your financial institution by mail or telephone. Compass Wealth Management Group customers should contact their Wealth Management Group authorized representative.

          If you would like to sell $40,000 or more of your shares, or have your sales proceeds sent to a third party or an address other than your own, please notify the appropriate (or relevant) Fund(s) in writing and include a signature guarantee by a bank or other financial institution that participates in one of the Medallion signature guarantee programs (a notarized signature is not sufficient).

          The sale price of each share will be the NAV next determined after the Fund receives your request less, in the case of Class B Shares, any applicable contingent deferred sales charge.

Account Liquidation

You may liquidate shares from your Traditional IRA or Roth IRA at any time after its establishment by sending a completed withdrawal form (or other withdrawal instructions in a form acceptable to the Custodian), or a transfer authorization form, to “Expedition Funds,” P.O. Box 8010, Boston, Massachusetts 02266–8010.

Purchasing, Selling and Exchanging Fund Shares

Systematic Withdrawal Plan

Class A shareholders with at least a $10,000 account balance, may use the systematic withdrawal plan. Under the plan, you may arrange monthly, quarterly, semi-annual or annual automatic withdrawals from any Fund. The proceeds of each withdrawal will be mailed to you by check or, if you have a checking or savings account with a bank, electronically transferred to your account.

Receiving Your Money

Normally, we will send your sale proceeds within one Business Day after we receive your request, and in any event within seven days. Your proceeds can be wired to your bank account (amounts less than $5,000 may be subject to a wire fee) or sent to you by check. If you recently purchased your shares by check, redemption proceeds may not be available until your check has cleared (which may take up to 15 days from your date of purchase).

Redemptions in Kind

A Fund generally pays sale (redemption) proceeds in cash. However, under unusual conditions that make the payment of cash unwise (and for the protection of the Funds’ remaining shareholders) the Fund might pay all or part of your redemption proceeds in liquid securities with a market value equal to the redemption price (redemption in kind). It is highly unlikely that your shares would ever be redeemed in kind, but if they were you would probably have to pay transaction costs to sell the securities distributed to you, as well as taxes on any capital gains from the sale as with any redemption.

Involuntary Redemptions of Your Shares

If your account balance drops below $1,000 because of redemptions for Class A or Class B Shares a Fund may redeem your shares. The Fund will provide you with at least 30 days’ written notice to allow you sufficient time to add to your account and avoid the involuntary redemption of your shares.

Suspension of Your Right to Sell Your Shares

A Fund may suspend your right to sell your shares during times when the NYSE restricts or halts trading, or as otherwise permitted by the Securities and Exchange Commission (SEC). More information about this is in the Statement of Additional Information.

Purchasing, Selling and Exchanging Fund Shares

  How To Exchange Your Shares

You may exchange your shares on any Business Day by contacting us directly by mail or telephone by calling 1-800-992-2085.

          You may also exchange shares through your financial institution by mail or telephone. Compass Wealth Management Group customers should contact their Wealth Management Group authorized representative. Exchange requests for Class A or Class B Shares must be for an amount of at least $1,000 ($25 for directors, officers and employees of Compass Bancshares, Inc. and its affiliates and members of their immediate families).

          If you recently purchased shares by check, you may not be able to exchange your shares until your check has cleared (which may take up to 15 days from your date of purchase). This exchange privilege may be changed or canceled at any time upon 60 days’ written notice.

          The exchange privilege is not intended as a vehicle for short-term or excessive trading. Each Fund may suspend or terminate your exchange privilege if you engage in a pattern of exchanges that is excessive, as determined in the sole discretion of the Funds. For more information about the Funds’ policy on excessive trading, see “Excessive Trading.”

          When you exchange shares, you are really selling your shares and buying other Fund shares. So, your sale price and purchase price will be based on the NAV next calculated after the Fund receives your exchange request.

          You may exchange Class A Shares of any Fund for Class A Shares of any other Fund or Investment Service Shares of the Money Market Fund and Tax-Free Money Market Fund. You may exchange Class B Shares of any Fund for Class B Shares of any other Fund. If you exchange shares that you purchased without a sales charge or with a lower sales charge into a Fund with a sales charge or with a higher sales charge, the exchange is subject to an incremental sales charge (e.g., the difference between the lower and higher applicable sales charges). If you exchange shares into a Fund with the same, lower or no sales charge, there is no incremental sales charge for the exchange.

Telephone Transactions

Purchasing, selling and exchanging Fund shares over the telephone is extremely convenient, but not without risk. Although the Funds have certain safeguards and procedures to confirm the identity of callers and the authenticity of instructions, the Funds are not responsible for any losses or costs incurred by following telephone instructions a Fund reasonably believes to be genuine. If you or your financial institution transact with a Fund over the telephone, you will generally bear the risk of any loss.

Other Policies

Distribution of Fund Shares

          The Funds have adopted distribution plans for Class A and Class B Shares that allow the Funds to pay distribution and service fees for the sale and distribution of their shares, and for services provided to Class A and Class B shareholders. Because these fees are paid out of a Fund’s assets continuously, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Distribution and service fees as a percentage of average daily net assets are as follows:

For Class A Shares:	0.25%

For Class B Shares:	1.00%

Other Policies

Excessive Trading

          The Funds are intended for long-term investment purposes only and do not knowingly accept shareholders who engage in “market timing” or other types of excessive short-term trading. Short-term trading into and out of the Funds can disrupt portfolio investment strategies and may increase Fund expenses for all shareholders, including long-term shareholders who do not generate these costs.

          The Funds reserve the right to reject any purchase request (including purchases by exchange) by any investor or group of investors for any reason without prior notice, including, in particular, if a Fund reasonably believes that the trading activity in the account(s) would be disruptive to the Fund. For example, a Fund may refuse a purchase order if the Fund’s Adviser believes that it would be unable to invest the money effectively in accordance with the Fund’s investment policies or the Fund would otherwise be adversely affected due to the size of the transaction, frequency of trading or other factors.

          The Funds and/or their service providers currently undertake a variety of measures designed to help detect market timing activity including monitoring shareholder transaction activity and cash flows. The trading history of accounts under common ownership or control may be considered in enforcing these policies. Despite these measures, however, the Funds and/or their service providers may not be able to detect or prevent all instances of short-term trading. For example, a Fund may not have sufficient information regarding the beneficial ownership of shares owned through financial intermediaries or other omnibus-type account arrangements to enforce these policies.

          The SEC recently has proposed rules that set forth specific requirements for market timing policies and procedures for all mutual funds. The Funds intend to fully comply with these rules when they are adopted.

Other Policies

Customer Identification and Verification

          To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

          What this means to you: When you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you. This information is subject to verification to ensure the identity of all persons opening a mutual fund account.

          The Funds are required by law to reject your new account application if the required identifying information is not provided.

          In certain instances, the Funds are required to collect documents to fulfill their legal obligation. Documents provided in connection with your application will be used solely to establish and verify a customer’s identity.

          Attempts to collect the missing information required on the application will be performed by either contacting you or, if applicable, your broker. If the Funds are unable to obtain this information within a timeframe established in the sole discretion of the Funds, your application will be rejected.

          Upon receipt of your application in proper form (or upon receipt of all identifying information required on the application), your investment will be accepted and your order will be processed at the net asset value per share next determined.

          However, the Funds reserve the right to close your account at the then-current day’s price if they are unable to verify your identity. Attempts to verify your identity will be performed within a timeframe established in the sole discretion of the Funds. If the Funds are unable to verify your identity, the Funds reserve the right to liquidate your account at the then-current day’s price and remit proceeds to you via check. The Funds reserve the further right to hold your proceeds until your original check clears the bank. In such an instance, you may be subject to a gain or loss on Fund shares and will be subject to corresponding tax implications.

Anti-Money Laundering Program

Customer identification and verification is part of the Funds’ overall obligation to assist in the deterrence of money laundering under federal law. The Funds have adopted an anti-money laundering compliance program designed to prevent the Funds from being used for money laundering or the financing of terrorist activities. In this regard, the Funds reserve the right to (i) refuse, cancel or rescind any purchase or exchange order, (ii) freeze any account and/or suspend account services or (iii) involuntarily close your account in cases of threatening conduct or suspected fraudulent or illegal activity. These actions will be taken when, in the sole discretion of Fund management, they are deemed to be in the best interest of the Funds or in cases when the Funds are requested or compelled to do so by governmental or law enforcement authority. If your account is closed at the request of governmental or law enforcement authority, you may not receive proceeds of the redemption if the Funds are required to withhold such proceeds.

Dividends and Distributions

Dividends and Distributions

Dividends for the Investment Grade Bond Fund and the Tax-Free Investment Grade Bond Fund are declared daily and paid monthly to shareholders of record.

          Dividends for the Equity Fund and the Equity Income Fund are declared and paid quarterly. Each Fund makes distributions of its net realized capital gains, if any, at least annually. If you own Fund shares on a Fund’s record date, you will be entitled to receive the distribution.

          You will receive dividends and distributions in the form of additional Fund shares unless you elect to receive payment in cash. To elect cash payment, you must notify the Fund in writing prior to the date of the distribution. Your election will be effective for dividends and distributions paid after the Fund receives your written notice. To cancel your election, simply send the Fund written notice.

Taxes

Please consult your tax advisor regarding your specific questions about federal, state and local income taxes. Below we have summarized some important tax issues that affect the Funds and their shareholders. This summary is based on current tax laws, which may change.

          Each Fund will distribute substantially all of its net investment income and its net realized capital gains, if any. The dividends and distributions you receive may be subject to federal, state and local taxation, depending upon your tax situation. Distributions you receive from a Fund may be taxable whether or not you reinvest them. Income distributions including distributions of net short-term capital gains, if any, but not including distributions of qualified dividend income, are generally taxable at ordinary income tax rates. Capital gains distributions and distributions of qualified dividend income are generally taxable at the rates applicable to long-term capital gains. Each sale or exchange of Fund shares may be a taxable event.

          The Tax-Free Investment Grade Bond Fund intends to distribute federally tax-exempt income. The Fund may invest a portion of its assets in securities that generate taxable income for federal or state income taxes. Income exempt from federal tax may be subject to state and local taxes. Any capital gains distributed by the Fund may be taxable.

          More information about taxes is in the Statement of Additional Information.

Financial Highlights

The table that follows presents performance information about each Fund. This information is intended to help you understand each Fund’s financial performance for the past five years, or, if shorter, the period of the Fund’s operations. Some of this information reflects financial information for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in a Fund, assuming you reinvested all of your dividends and distributions. This information has been audited by Deloitte & Touche LLP, independent auditors. Their report, dated December 19, 2003, along with the Funds’ financial statements, appears in the annual report that accompanies the Statement of Additional Information. You can obtain the annual report, which contains more performance information, at no charge by calling 1-800-992-2085.

For the periods ended October 31,

For a Share Outstanding Throughout each Period.

	Net Asset Value, Beginning of Period	Net Investment Income (Loss) on	Realized and Unrealized Gains or (Losses) Investments	Total from Operations	Dividends from Net Investment Income	Distributions from Capital Gains	Total Dividends and Distributions

Expedition Equity Fund
Institutional Shares
2003	$6.14	$0.04	$1.24	$1.28	$(0.03)	$—	$(0.03)
2002	7.99	0.01	(1.86)	(1.85)	—	—	—
2001	14.25	(0.01)	(4.44)	(4.45)	—	(1.81)	(1.81)
2000	13.09	(0.02)	2.67	2.65	—	(1.49)	(1.49)
1999	10.55	—	3.13	3.13	—	(0.59)	(0.59)
Class A Shares
2003	$6.08	$0.02	$1.24	$1.26	$(0.01)	$—	$(0.01)
2002	7.93	(0.02)	(1.83)	(1.85)	—	—	—
2001	14.18	(0.03)	(4.41)	(4.44)	—	(1.81)	(1.81)
2000	13.06	(0.03)	2.64	2.61	—	(1.49)	(1.49)
1999	10.58	(0.03)	3.10	3.07	—	(0.59)	(0.59)
Class B Shares
2003	$5.87	$(0.04)	$1.20	$1.16	$—	$—	$—
2002	7.72	(0.07)	(1.78)	(1.85)	—	—	—
2001	13.95	(0.09)	(4.33)	(4.42)	—	(1.81)	(1.81)
2000	12.96	(0.08)	2.56	2.48	—	(1.49)	(1.49)
1999(1)	10.82	(0.04)	2.77	2.73	—	(0.59)	(0.59)
Expedition Equity Income Fund
Institutional Shares
2003	$5.78	$0.05	$0.87	$0.92	$(0.05)‡	$—	$(0.05)‡
2002	7.42	0.04	(1.64)	(1.60)	(0.04)	—	(0.04)
2001	10.77	0.05	(2.82)	(2.77)	(0.05)	(0.53)	(0.58)
2000(2)	10.00	0.07	0.76	0.83	(0.06)	—	(0.06)
Class A Shares
2003	$5.77	$0.04	$0.87	$0.91	$(0.04)‡	$—	$(0.04)‡
2002	7.41	0.02	(1.64)	(1.62)	(0.02)	—	(0.02)
2001	10.76	0.04	(2.83)	(2.79)	(0.03)	(0.53)	(0.56)
2000(3)	9.78	0.04	1.00	1.04	(0.06)	—	(0.06)
Class B Shares
2003	$5.73	$(0.02)	$0.87	$0.85	$— *‡	$—	$— *‡
2002	7.38	(0.03)	(1.62)	(1.65)	—	—	—
2001	10.75	(0.02)	(2.82)	(2.84)	—	(0.53)	(0.53)
2000(4)	9.82	0.01	0.94	0.95	(0.02)	—	(0.02)

*	Amount represents less than $0.01.

†	Returns are for the period indicated and have not been annualized.

‡	Includes Return of Capital of $0.0003.

(1) Commenced operations on November 16, 1998. All ratios for the period have been annualized.

	Net Asset Value, End of Period	Total Return†	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets	Ratio of Net Investment Income (Loss) to Average Net Assets	Ratio of Expenses to Average Net Assets (Excluding Waivers and Reimbursements)	Portfolio Turnover Rate

Expedition Equity Fund
Institutional Shares
2003	$7.39	20.99%	$156,142	1.18%	0.51%	1.18%	66.18%
2002	6.14	(23.15)	173,038	1.16	0.16	1.16	47.88
2001	7.99	(34.99)	288,992	1.10	(0.09)	1.10	79.08
2000	14.25	22.01	422,148	1.05	(0.22)	1.05	64.54
1999	13.09	30.87	363,694	1.05	0.04	1.05	90.76
Class A Shares
2003	$7.33	20.72%	$8,910	1.43%	0.24%	1.43%	66.18%
2002	6.08	(23.33)	7,100	1.41	(0.09)	1.41	47.88
2001	7.93	(35.11)	11,253	1.35	(0.32)	1.35	79.08
2000	14.18	21.73	10,090	1.30	(0.49)	1.30	64.54
1999	13.06	30.16	4,688	1.30	(0.21)	1.30	90.76
Class B Shares
2003	$7.03	19.76%	$15,024	2.18%	(0.50)%	2.18%	66.18%
2002	5.87	(23.96)	13,141	2.16	(0.84)	2.16	47.88
2001	7.72	(35.61)	18,186	2.10	(1.08)	2.10	79.08
2000	13.95	20.80	20,358	2.05	(1.24)	2.05	64.54
1999	12.96	26.31	7,706	2.05	(0.95)	2.05	90.76
Expedition Equity Income Fund
Institutional Shares
2003	$6.65	16.12%	$12,422	1.25%	0.70%	2.23%	99.66%
2002	5.78	(21.66)	13,865	1.25	0.56	1.72	93.43
2001	7.42	(26.99)	20,401	1.25	0.60	1.42	88.73
2000(2)	10.77	8.36	34,420	1.25	1.00	1.25	73.31
Class A Shares
2003	$6.64	15.84%	$277	1.50%	0.46%	2.48%	99.66%
2002	5.77	(21.87)	309	1.50	0.32	1.97	93.43
2001	7.41	(27.19)	408	1.50	0.32	1.67	88.73
2000(3)	10.76	10.60	286	1.50	0.84	1.50	73.31
Class B Shares
2003	$6.58	14.85%	$715	2.25%	(0.29)%	3.23%	99.66%
2002	5.73	(22.36)	706	2.25	(0.43)	2.72	93.43
2001	7.38	(27.66)	836	2.25	(0.45)	2.42	88.73
2000(4)	10.75	9.71	427	2.25	(0.15)	2.25	73.31

(2)	Commenced operations on March 3, 2000. All ratios for the period have been annualized.

(3)	Commenced operations on March 10, 2000. All ratios for the period have been annualized.

(4)	Commenced operations on March 15, 2000. All ratios for the period have been annualized.

Amounts designated as “—” are either $0 or have been rounded to $0.

For the period sended October 31, For a Share Outstanding Through out each Period.

	Net Asset Value, Beginning of Period	Net Investment Income	Realized and Unrealized Gains or (Losses) on Investments	Total from Operations	Dividends from Net Investment Income	Distributions from Capital Gains	Total Dividends and Distributions

Expedition Investment Grade Bond Fund
Institutional Shares
2003	$10.77	$0.49	$(0.07)	$0.42	$(0.49)	$—	$(0.49)
2002	10.60	0.53	0.17	0.70	(0.53)	—	(0.53)
2001	9.72	0.53	0.88	1.41	(0.53)	—	(0.53)
2000	9.65	0.53	0.07	0.60	(0.53)	—	(0.53)
1999	10.15	0.49	(0.50)	(0.01)	(0.49)	—	(0.49)
Class A Shares
2003	$10.76	$0.46	$(0.07)	$0.39	$(0.46)	$—	$(0.46)
2002	10.59	0.50	0.17	0.67	(0.50)	—	(0.50)
2001	9.71	0.50	0.88	1.38	(0.50)	—	(0.50)
2000	9.64	0.51	0.07	0.58	(0.51)	—	(0.51)
1999	10.15	0.47	(0.51)	(0.04)	(0.47)	—	(0.47)
Class B Shares
2003	$10.78	$0.38	$(0.07)	$0.31	$(0.38)	$—	$(0.38)
2002	10.61	0.42	0.17	0.59	(0.42)	—	(0.42)
2001	9.72	0.43	0.89	1.32	(0.43)	—	(0.43)
2000	9.64	0.44	0.08	0.52	(0.44)	—	(0.44)
1999(1)	10.06	0.38	(0.17)	0.21	(0.63)	—	(0.63)
Expedition Tax-Free Investment Grade Bond Fund
Institutional Shares
2003	$11.00	$0.39	$0.10	$0.49	$(0.39)	$(0.19)	$(0.58)
2002(2)	10.89	0.43	0.15	0.58	(0.43)	(0.04)	(0.47)
2001	10.37	0.44	0.52	0.96	(0.44)	—	(0.44)
2000(3)	10.00	0.31	0.37	0.68	(0.31)	—	(0.31)
Class A Shares
2003	$10.99	$0.36	$0.11	$0.47	$(0.36)	$(0.19)	$(0.55)
2002(2)	10.88	0.40	0.15	0.55	(0.40)	(0.04)	(0.44)
2001	10.36	0.42	0.52	0.94	(0.42)	—	(0.42)
2000(4)	10.05	0.28	0.31	0.59	(0.28)	—	(0.28)
Class B Shares
2003	$10.99	$0.28	$0.11	$0.39	$(0.28)	$(0.19)	$(0.47)
2002(2)	10.89	0.32	0.14	0.46	(0.32)	(0.04)	(0.36)
2001	10.37	0.34	0.52	0.86	(0.34)	—	(0.34)
2000(5)	10.18	0.13	0.19	0.32	(0.13)	—	(0.13)

†	Returns are for the period indicated and have not been annualized.
(1)	Commenced operations on November 16, 1998. All ratios for the period have been annualized.
(2)

As required, effective November 1, 2001, the Funds adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies that requires it to record the accretion of market discounts. The effect of this change for the year ended October 31, 2002 was a decrease in the ratio of net investment income to average net assets of 0.01%. Per share data and ratios for period prior to November 1, 2001 have not been restated to reflect this change in accounting.

	Net Asset Value, End of Period	Total Return†	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets	Ratio of Net Investment Income to Average Net Assets	Ratio of Expenses to Average Net Assets (Excluding Waivers and Reimbursements)	Portfolio Turnover Rate

Expedition Investment Grade Bond Fund
Institutional Shares
2003	$10.70	3.89%	$106,643	0.80%	4.42%	0.89%	27.97%
2002	10.77	6.88	110,312	0.80	5.06	0.90	13.80
2001	10.60	15.00	119,279	0.77	5.35	0.86	29.53
2000	9.72	6.49	136,354	0.75	5.61	0.89	77.09
1999	9.65	(0.06)	98,889	0.90	5.00	1.15	39.57
Class A Shares
2003	$10.69	3.63%	$5,407	1.05%	4.17%	1.14%	27.97%
2002	10.76	6.61	5,305	1.05	4.81	1.15	13.80
2001	10.59	14.72	5,262	1.02	5.09	1.11	29.53
2000	9.71	6.22	5,222	1.00	5.32	1.14	77.09
1999	9.64	(0.41)	7,279	1.15	4.75	1.40	39.57
Class B Shares
2003	$10.71	2.86%	$2,124	1.80%	3.42%	1.89%	27.97%
2002	10.78	5.82	1,914	1.80	4.03	1.90	13.80
2001	10.61	13.99	1,059	1.77	4.30	1.86	29.53
2000	9.72	5.54	204	1.75	4.58	1.89	77.09
1999(1)	9.64	2.10	214	1.90	4.07	2.15	39.57
Expedition Tax-Free Investment Grade Bond Fund
Institutional Shares
2003	$10.91	4.57%	$71,211	0.80%	3.54%	0.91%	38.86%
2002(2)	11.00	5.50	75,064	0.80	3.96	0.88	23.39
2001	10.89	9.53	86,461	0.77	4.22	0.83	29.84
2000(3)	10.37	6.84	84,729	0.65	4.58	0.75	42.74
Class A Shares
2003	$10.91	4.40%	$305	1.05%	3.31%	1.16%	38.86%
2002(2)	10.99	5.24	827	1.05	3.71	1.13	23.39
2001	10.88	9.26	872	1.02	3.96	1.08	29.84
2000(4)	10.36	5.95	523	0.90	4.36	1.00	42.74
Class B Shares
2003	$10.91	3.63%	$220	1.80%	2.54%	1.91%	38.86%
2002(2)	10.99	4.36	224	1.80	2.96	1.88	23.39
2001	10.89	8.45	182	1.77	3.18	1.83	29.84
2000(5)	10.37	3.16	3	1.65	3.56	1.75	42.74

(3)	Commenced operations on March 3, 2000. All ratios for the period have been annualized.
(4)	Commenced operations on March 10, 2000. All ratios for the period have been annualized.
(5)	Commenced operations on June 23, 2000. All ratios for the period have been annualized.

Amounts designated as “—” are either $0 or have been rounded to $0.

Notes

Notes

Notes

Expedition Funds

www.expeditionfunds.com

Institutional Shares

Investment Shares-Class A

Investment Shares-Class B

March 1, 2004

Investment Adviser
Compass Asset Management, a division of Compass Bank
15 S. 20th Street
Birmingham, Alabama 35233

Distributor
SEI Investments Distribution Co.
One Freedom Valley Drive
Oaks, Pennsylvania 19456

Legal Counsel
Morgan, Lewis & Bockius LLP

More information about Expedition Funds is available without charge through the following:

Statement of Additional Information (SAI)
The SAI dated March 1, 2004 includes detailed information about the Expedition Funds. The SAI is on file with the SEC and is incorporated by reference into this prospectus. This means that the SAI, for legal purposes, is a part of this prospectus.

Annual and Semi-Annual Reports
These reports list the Funds' holdings and contain information from the Funds' managers about strategies, and recent market conditions and trends and their impact on Fund performance. The reports also contain detailed financial information about the Funds.

To Obtain an SAI, Annual or Semi-Annual Report, or More Information:

By Telephone: Call 1-800-992-2085

By Mail: Write to us
Expedition Funds
c/o State Street Bank and Trust Company
P.O. Box 8010
Boston, Massachusetts 02266

From the SEC: You can also obtain the SAI or the Annual and Semi-Annual reports, as well as other information about Expedition Funds, from the EDGAR Database on the SEC's website ("http://www.sec.gov"). You may review and copy documents at the SEC Public Reference Room in Washington, DC (for information on the operation of the Public Reference Room, call 202-942-8090). You may request documents by mail from the SEC, upon payment of a duplicating fee, by writing to: Securities and Exchange Commission, Public Reference Section, Washington, DC 20549-0102. You may also obtain the information upon payment of a duplicating fee, by e-mailing the SEC at the following address: publicinfo@sec.gov. Expedition Funds' Investment Company Act registration number is 811-05900.

EXP-PS-020-07